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                                                                    EXHIBIT 99.1

                                 (LUMINEX LOGO)


             LUMINEX CORPORATION REPORTS 2004 FIRST QUARTER RESULTS


Austin, TX - April 21 /PRNewswire-FirstCall/ -- Luminex Corporation (Nasdaq:
LMNX) today announced its financial results for the quarter ended March 31, 2004.

Revenue for the first quarter was $9.3 million, compared with $5.1 million in the first quarter of 2003. Net loss for the first quarter was $143,000 or $0.00 per share, compared with $906,000 or $0.03 per share in the first quarter of 2003. Excluding the lawsuit settlement of $1.8 million in the first quarter of 2003, our net loss for the first quarter of 2003 would have been $2.7 million or $0.09 per share. The gross margin percentage increased to 43% of total revenue from 29% as compared with the first quarter of 2003. Total operating expenses for the first quarters of 2003 and 2004 were level.

The cash and cash equivalents balance at March 31, 2004 was $37.5 million, a reduction of $2.0 million from the December 31, 2003 balance of $39.5 million. Working capital increased from $45.5 million at December 31, 2003 to $46.6 million at March 31, 2004.

Revenue for the first quarter of 2004 consisted of $4.9 million from the sale of 206 Luminex systems, $2.5 million from the sale of consumables, $605,000 of royalties and $1.3 million of other revenues. Other revenues include training revenue, shipping revenue, extended service contract sales, miscellaneous part sales, amortized license fees and other special project revenue.

"We are pleased with our continued improvement in operating performance, however, we may still experience variability in our operating results. We remain focused on assisting partners in commercializing on the Luminex platform and on increasing the adoption of our technology in the marketplace. We continue to see the results of these efforts and hope to be consistently profitable sometime in the second half of the year." said G. Walter Loewenbaum, Chairman of the Board.

Luminex will host a conference call to discuss the results for the first quarter of 2004 at 5:00 p.m. Eastern Daylight Time on Wednesday, April 21, 2004. The call will be available via Web cast live at http://www.luminexcorp.com. Simply log on to the web at the address above and access the Investor Relations link.

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is already in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.


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Statements made in this earnings release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business and search for a new chief executive officer, as well as the risks discussed under the heading "Risk Factors" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:   Harriss T. Currie
           Chief Financial Officer
           (512) 219-8020

                              -see attached tables-


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                              LUMINEX CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                       March 31,     December 31,
                                                         2004           2003
                                                       ---------     -----------
                                                      (unaudited)
                                      ASSETS
Current assets:
    Cash and cash equivalents ....................     $  37,545      $  39,480
    Accounts receivable, net .....................         6,660          5,227
    Inventory, net ...............................         7,557          5,178
    Prepaid and other ............................           381            839
                                                       ---------      ---------

    Total current assets .........................        52,143         50,724

Property and equipment, net ......................         1,497          1,657
Other ............................................           960            913
                                                       ---------      ---------

Total assets .....................................     $  54,600      $  53,294
                                                       =========      =========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued liabilities .....     $   4,232      $   3,895
    Deferred revenue .............................         1,296          1,307
                                                       ---------      ---------

    Total current liabilities ....................         5,528          5,202
Deferred revenue .................................         3,123          3,257
                                                       ---------      ---------

Total liabilities ................................         8,651          8,459
                                                       ---------      ---------

Stockholders' equity:
    Common stock .................................            31             30
    Additional paid-in capital ...................       127,226        125,169
    Deferred stock compensation ..................          (791)            --
    Accumulated other comprehensive loss .........           (84)           (74)
    Accumulated deficit ..........................       (80,433)       (80,290)
                                                       ---------      ---------

    Total stockholders' equity ...................        45,949         44,835
                                                       ---------      ---------

Total liabilities and stockholders' equity .......     $  54,600      $  53,294
                                                       =========      =========



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                              LUMINEX CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                           Three Months Ended
                                                                March 31,
                                                         ----------------------
                                                           2004          2003
                                                         --------      --------
                                                               (unaudited)
Revenue ............................................     $  9,295      $  5,102
Cost of revenue ....................................        5,286         3,622
                                                         --------      --------
    Gross profit ...................................        4,009         1,480
Operating expenses:
    Research and development .......................          958           831
    Selling, general and administrative ............        3,297         3,505
                                                         --------      --------
    Total operating expenses .......................        4,255         4,336
                                                         --------      --------
Loss from operations ...............................         (246)       (2,856)
    Other income, net ..............................          109           110
    Settlement of litigation .......................           --         1,840
    Income taxes ...................................           (6)           --
                                                         --------      --------
Net loss ...........................................     $   (143)     $   (906)
                                                         ========      ========
Net loss per share, basic and diluted ..............     $  (0.00)     $  (0.03)
                                                         ========      ========
Shares used in computing net loss
     per share, basic and diluted ..................       30,442        29,537
                                                         ========      ========

EBITDA (A) .........................................     $    (13)     $ (2,541)
                                                         ========      ========

(A) - EBITDA is a metric that Luminex feels is a meaningful measurement of operating performance as it allows for comparison of performance between other competitors in the biotechnology products and services industry.
      The calculation of EBITDA has no basis in Generally
      Accepted Accounting Principals ("GAAP").

      A reconciliation to operating loss, a corresponding measure under GAAP is as follows:

      Loss from operations                               $   (246)     $ (2,856)
      Add: Depreciation and Amortization                      233           315
                                                         --------      --------
      EBITDA                                             $    (13)     $ (2,541)
                                                         ========      ========